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                                                                  EXHIBIT 10.13

                                SERVICE AGREEMENT

      SERVICE AGREEMENT ("Agreement") made effective as of the 1st day of January, 1998, by and between Insurance Management Solutions, a Florida corporation (herein, "IMS") and Bankers Insurance Company, a Florida insurance corporation (herein, "BIC").

      WHEREAS, IMS has extensive experience in the operation of property/casualty insurance business; and

      WHEREAS, BIC is an affiliate of IMS and desires IMS to perform certain administrative and special services (collectively "services") for BIC in its operations and desires further to make use in its day to day operations of certain property, equipment, and facilities (herein collectively called, "Facilities") of IMS in Florida and as BIC may request; and

      WHEREAS, IMS and BIC contemplate that such an arrangement will achieve certain operating economies, and improve services to the mutual benefit of both IMS and BIC; and

      WHEREAS, IMS and BIC wish to assure that all charges for services and the use of Facilities incurred hereunder are reasonable and are arrived at in a fair and equitable manner, and that estimated charges, whenever used, are adjusted periodically;

      NOW, THEREFORE, in consideration of the promises and of the mutual covenants herein contained, and intending to be legally bound hereby, IMS and BIC agree as follows:

      1. PERFORMANCE OF SERVICES AND USE OF FACILITIES. IMS agrees to make available its Facilities to BIC and perform the services hereinafter required for the conduct of its operations, including but not limited to: data processing equipment; business property, whether owned or leased; and communications equipment. IMS agrees at all times to use its best efforts to maintain sufficient personnel and Facilities of the kind necessary to perform this Agreement.

         A.) Capacity of Personnel: Status of Facilities. Whenever IMS utilizes its personnel to perform services for BIC pursuant to the this Agreement, such personnel shall at all times remain employees of IMS or its affiliates and IMS shall alone retain full liability to such employees for their welfare, salaries, fringe benefits, legally required employer contributions and tax obligations. No Facility of IMS used in performing services for or subject to use by BIC shall be deemed to be transferred, assigned, conveyed or leased by performance or use pursuant to this Agreement.

         B.) Exercise of Judgment in Rendering Services. In providing any services hereunder which require the exercise of judgment by IMS, IMS shall perform any such service in accordance with any standards and guidelines BIC develops and communicates to IMS. In performing any services hereunder, IMS shall at all times act in a manner reasonably calculated to be in, or not opposed to, the best interests of BIC, and in any event in accordance with the written standards and guidelines of BIC.

         C.) Control. The performance of services by IMS for BIC pursuant to this Agreement shall in no way impair the absolute control of the business and operations of IMS or BIC by their respective Boards of Directors. IMS shall act hereunder so as to assure the separate operating identity of BIC.


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         A.) Accounting, Tax and Auditing. Under the general supervision of the
Board of Directors and responsible officers of BIC, IMS shall provide accounting services as may be required, including preparation and maintenance of the financial statements and reports including preparation and processing of the financial records and transactions of BIC as well as the preparation and distribution of producer (agent) statements and payments and any subsequent billing and collection activities. IMS shall also provide such assistance as may be required with respect to tax and auditing services.

         B.) Claims. Subject to procedures established by BIC and communicated to IMS and managing general agents, IMS shall provide claims services as may be required, including review of claims services rendered by agents and/or managing general agents of BIC. BIC shall at all times have the ultimate and final authority in determining whether to pay or reject payment on claims. Claims services contemplated as "pass through" costs to BIC include:

            1) Defense, litigation and medical cost containment expenses, whether internal or external:

            (a) Fees or salaries for appraisers, private investigators, hearing representatives, reinspectors and fraud investigators, if working in defense of a claim, and fees or salaries for rehabilitation nurses, if such salaries for rehabilitation nurses, if such cost is not included in the losses.

            (b) Attorney fees incurred owing to a duty to defend, even when other coverage does not exist.

            (c) Loss adjustment expenses for participation in voluntary and involuntary market pools if reported by accident year.

            (d)   Litigation Management expenses.

            (e)   Fixed amounts for medical cost containment expenses.

            (f)   Surveillance expenses.

            2) Defense expenses are defined as all expenses to defend claims, excluding adjuster expenses.

            3) IMS shall report all claims to BIC in accordance with established criteria including, but not limited to, all claims that present a risk of a finding of bad faith. Such reports shall be made on such basis and with such frequency as BIC may from time to time require. Whenever bad faith claim handling results in a claim payment greater than the applicable policy limits (herein, "Bad Faith Occurrence"), the total amount paid on such claim will be a pass through to BIC as long as BIC gave prior approval to the claim handling management decisions that lead to the Bad Faith Occurrence. If BIC was not give prior approval of the management decisions that lead to the Bad Faith Occurrence, then the amount paid on such claim will only be a pass through to BIC if (i) the Bad Faith Occurrence is based on a common law theory of bad faith, and (ii) the claim handling decisions that lead to the Bad Faith Occurrence were decisions that were fairly debatable. While a court or jury may find that the insurer failed to deal with its insured fairly and honestly, the matter will be deemed to be fairly debatable if the


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fact finder, given the same set of circumstances could reasonably find to the contrary.

         C) Functional Support Services. Subject to the ultimate control and direction of the BIC Board of Directors, IMS shall provide telecommunications services and electronic data processing services, Facilities and integration, including software programming and documentation and hardware utilization.

         D) Customer Service. Subject to procedures established by BIC and communicated to IMS, IMS shall provide customer service support as may be required, including responding to telephonic and written inquiries for policy information and modification, receipt of, and accounting for and paying over premium to BIC, policy issuance, policy assembly and policy mailings.

         E) Except as is herein specifically set forth to the contrary, it is understood IMS shall be providing all of the services for which provision is herein set forth from its principal place of business located in St. Petersburg, FL.; provided that such facility may be relocated from time to time to such reasonable location as IMS may determine upon 60 days' advance notice to BIC.

      2. CHARGES.

         (a) BIC agrees to pay for services and Facilities provided by IMS to BIC pursuant to this Agreement and to reimburse IMS for expenses, all as set forth in Exhibit A which is attached hereto and by reference made a part hereof.

         (b) IMS's determination of charges hereunder shall be presented to BIC, and if BIC objects to any such determination, it shall so advise IMS within thirty (30) days of receipt of notice of said determination. Unless the parties can reconcile any such objection, they shall agree to the selection of a firm of independent certified puBIC accountants which shall determine the charges properly allocable to BIC and shall, within a reasonable time, submit such determination, together with the basis therefore, in writing to IMS and BIC whereupon such determination shall be binding. The expenses of such a determination by a firm of independent certified puBIC accountants shall be borne equally by IMS and BIC.

      3. PAYMENT.

         (a) BIC shall advance such funds to IMS as the parties may mutually agree are reasonably necessary to cover the charges (provision for which is set forth in Exhibit A hereof) of BIC for the ensuing calendar quarter.

         (b) Within thirty (30) days after the end of each month, IMS will submit to BIC a detailed written statement and accounting of the fees and charges due from BIC to IMS for services and the use of Facilities pursuant to this Agreement in the preceding calendar quarter, including charges not included in any previous statements. Any amount advanced by BIC to IMS under Section hereof in excess of (i) the actual charges for services and Facilities rendered and received plus (ii) such amount as is reasonably required for such charges for the subsequent calendar quarter shall be refunded to BIC by IMS along with the detailed written statement and accounting.

      4. RECORDS AND DOCUMENTS RELATING TO CHARGES. IMS shall be responsible for maintaining full and accurate accounting records of all services rendered and Facilities used pursuant to this Agreement and such additional information as BIC may


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reasonably request for purposes of its internal bookkeeping and accounting operations. IMS shall make such accounting records insofar as they pertain to the computation of charges hereunder available at its principal offices for audit, inspection and copying by BIC or any governmental agency having jurisdiction over BIC during all reasonable business hours.

      5. OTHER RECORDS AND DOCUMENTS.

         (a) All books, records, and files established and maintained by IMS by reason of its performance under this Agreement which, absent this Agreement, would have been held by BIC, shall be the property of BIC and shall be subject to examination by BIC and persons authorized by it at all times. BIC may at any time require IMS to surrender possession of such books, records and files, whereupon IMS shall deliver them to BIC.

         (b) Without limiting the generality of the foregoing and notwithstanding anything in this Agreement appearing to the contrary, it is mutually understood and agreed that BIC shall maintain the originals of its books of account at its home office in Florida. For the purposes of this Agreement, the term "books of account" means: the Charter and By-laws; the record containing the names and addresses of shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof; the minutes of any meetings of shareholders and of the board of directors and any committees thereof; the general ledger; the investment ledger; journals; the cash book; subsidiary ledgers; annual and quarterly statements; reports on examination; and all minutes supporting annual, quarterly and other statements and reports filed with or submitted to supervisory and regulatory authorities.

      6. TERMINATION AND MODIFICATION. This Agreement or any part thereof shall commence and be effective as of January 1, 1998 and shall remain in effect until June 1, 2001; provided that this agreement shall continue thereafter until termination in whole or in part by mutual consent or by either IMS or BIC upon giving ninety (90) days or more advance written notice. Upon termination, IMS shall promptly deliver to BIC all books and records that are, or are deemed by this Agreement to be, the property of BIC. This Agreement may be amended only by mutual consent in writing signed by the parties.

      7. SETTLEMENT ON TERMINATION. No later than ninety (90) days after the effective date of termination of this Agreement, IMS shall deliver to BIC a detailed written statement for all charges incurred and not included in any previous statement to the effective date of termination. The amount owed by either party hereunder shall be due and payable within thirty (30) days of receipt of such statement.

      8. ASSIGNMENT. This Agreement and any rights pursuant hereto shall not be assignable by either party hereto, except by operation of law. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective legal successors, any rights, remedies, obligations or liabilities, or to relieve any person other that the parties hereto, or their respective legal successors, from any obligations or liabilities that would otherwise be applicable.

      9. GOVERNING LAW. This Agreement is made pursuant to and shall be governed by, interpreted under, and the right of the parties determined in accordance with, the laws of the State of

      10. NOTICE. All notices, statements or requests provided for hereunder shall


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be in writing and shall be deemed to have been duly given when delivered by hand to an officer of the other party, or when deposited with the U.S. Postal
Service, as certified or registered mail, postage prepaid, addressed

         (a)    If to IMS to:

                        360 Central Avenue
                        P.O. Box 15707
                        St. Petersburg, FL 33733
                        Attn:  David K. Meehan, President
                        (813) 823-4000 x 4201 FAX (813) 823-6518

         (b)    If to BIC to:

                        360 Central Avenue
                        P.O. Box 15707
                        St. Petersburg, FL 33733
                        Attn:  G. Kristin Delano
                        (813) 803-4016 FAX (813) 823-6518

or to such other person or place as each party may from time to time designate by written notice sent as aforesaid.

      11. HEADINGS. The headings of the various paragraphs of this Agreement are for convenience only, and shall be accorded no weight in the construction of this Agreement.

      12. ENTIRE AGREEMENT. This Agreement, together with such Amendment as may from time to time be executed in writing by the parties, constitutes the entire Agreement between the parties with respect to the subject matter hereof.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their respective officers duly authorized so to do, and their respective corporate seals to be attached hereto as of the date and year first above written.

WITNESSES:                               BANKERS INSURANCE COMPANY

 /s/ Erica Rudin                         BY: /s/G. Kristin Delano
-------------------------------------       ------------------------------------
                                         AS ITS: Corporate Secretary
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                                         INSURANCE MANAGEMENT SOLUTIONS, INC.

 /s/C. Anthony Sexton                    BY: /s/Jeffrey S. Bragg
-------------------------------------       ------------------------------------
                                         AS ITS: COO
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Exhibit A   Fee Schedule


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

                                                                       EXHIBIT A

                      INSURANCE MANAGEMENT SOLUTIONS, INC.

                                  SERVICE FEES


Performance Period:                            January 1, 1998-June 1, 2001
Customer Service Fees:
       Homeowners/Dwelling Fire:               8.50% of Direct Premiums Written(1)
       Flood:                                  8.00% of Direct Premiums Written(1)
       Automobile:                             10.00% of Direct Premiums Written(1)
Claims Service Fees:
       Homeowners/Dwelling Fire:
          Property:                            7.00% of Direct Earned Premiums(2)
                                               IMSG will be reimbursed for costs associated
                                               with independent adjusters and appraisers
                                               when indemnity losses from a single event
                                               exceed $2,000,000 subject to a cap of 5.00%
                                               of direct incurred losses from that storm.
     Casualty:                                 10.25% of Direct Earned Premiums(2)
          Flood:                               1.00% of Direct Earned Premiums and 1.50% of
                                               Direct Incurred Losses(3)
  Automobile:
          Auto Property:                       9.00% of Direct Earned Premiums(2)
          Auto Casualty:                       12.50% of Direct Earned Premiums(2)
Data Processing Fees:
       Homeowners/Dwelling Fire:               2.00% of Direct Earned Premiums(2)
       Flood:                                  2.00% of Direct Earned Premiums(2)
       Automobile:                             2.00% of Direct Earned Premiums(2)
  Bail:                                        .20% of Direct Earned Premiums(2)
  All Other Lines of Business processed by
     BIC, BSIC & FCIC:                         2.00% of Direct Earned Premiums(2)
Mailroom, Policy Assembly & Cash Office
  Service Fees:
       All Other Lines of Business (not
          incl.-HO, Flood, Auto, Bail)         1.00% of Direct Earned Premiums(2)
       Bail:                                   .10% of Direct Earned Premiums(2)
Special Contracts entered into by BIC, FCIC
  or BSIC will be negotiated on an individual
  basis. The existing General Agents' Program
  calls for Claims Only Service.               8.00% of Direct Earned Premiums(2)

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(1) Direct Written Premiums includes gross written premiums net of cancellations. The affiliates pay on the basis of 80% Written and 20%
    Earned.
(2) Direct Earned Premiums are determined by earning direct written premiums ratably over the life of the policies written.
(3) Direct Incurred Losses are defined as calendar period paid losses plus ending loss reserves minus beginning loss reserves.
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                                   ADDENDUM B

                          ADDENDUM TO SERVICE CONTRACT

     As respects claims arising from policies issued by Bankers Insurance Company on behalf of the Florida Residential Property Casualty Joint Underwriting Association and the Florida Auto Joint Underwriting Association, Insurance Management Solutions, Inc. has agreed to assume, for a fee, the servicing of all existing indemnity loss claims as well as claims which have occurred but have not yet been reported. Terms of this arrangement are as follows:

FLORIDA RESIDENTIAL PROPERTY CASUALTY JOINT UNDERWRITING ASSOCIATION


Effective Date:      January 1, 1998 until all such Claims are Settled
Fees:                $38.75 per Open Claim per Month; this includes Claims Open and closed in Same Accounting Month.
Definition of LAE:   The same definition of both ULAE and ALAE as applies to all other Claims Service Agreements between the parties applies to this Addendum.

FLORIDA AUTO JOINT UNDERWRITING ASSOCIATION

Effective Data:      January 1, 1998 until all such Claims are Settled
Fees:                $175 per Closed Claim File
Definition of LAE:   The same definition of both ULAE and ALAE as applies to all other Claims Service Agreements between the parties applies to this Addendum.